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                         LETTERHEAD OF BROOKS, PIERCE,
                     McLENDON, HUMPHREY & LEONARD, L.L.P.



                                  May 4, 1999



Board of Directors
First Community Financial Corporation
708 South Church Street
P. O. Box 1837
Burlington, North Carolina 27216-1837

Gentlemen:

     We hereby consent to reference to our firm in the "Legal Opinions" section of the Prospectus included in the Registration Statement of First Community Financial Corporation on Form SB-2, as amended (the "Registration Statement") and included in the Application to Convert a Stock Owned Savings Bank of Community Savings Bank, SSB and to the reference to the opinions rendered by our firm which are described in such section of the Prospectus.


                                    Very truly yours,

                                    BROOKS, PIERCE, MCLENDON,
                                    HUMPHREY & LEONARD, L.L.P.



                                    By: /s/ Randall A. Underwood
                                        --------------------------------
                                        Randall A. Underwood